Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

by and between

WYNDHAM HOTELS & RESORTS, INC.

and

WYNDHAM DESTINATIONS, INC.

Dated as of [•], 2018

i

ii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2018, by and between Wyndham Hotels & Resorts, Inc., a Delaware corporation (“SpinCo”), and Wyndham Destinations, Inc., a Delaware corporation (“RemainCo” and with SpinCo each, individually, a “Party”, and, collectively, the “Parties”).  Capitalized terms used in this Agreement, but not defined, shall have the meanings ascribed to them in the Separation and Distribution Agreement, dated as of [•], 2018, by and between SpinCo and RemainCo (as amended from time to time, the “Distribution Agreement”).

RECITALS

WHEREAS, pursuant to the Distribution Agreement, RemainCo shall be separated into two separate, publicly-traded companies, one for each of (i) the RemainCo Business, which shall be owned and conducted, directly or indirectly, by RemainCo, and (ii) the SpinCo Business, which shall be owned and conducted, directly or indirectly, by SpinCo; and

WHEREAS, each of RemainCo and SpinCo has determined that it is necessary and desirable to enter into this Agreement in order to allocate, assign or transfer, as applicable, to the appropriate Party, assets, responsibilities, liabilities and obligations with respect to employee compensation, benefits, labor and certain other employment matters associated with personnel of the SpinCo Business and the RemainCo Business, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements, provisions and covenants contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SpinCo and RemainCo hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01               Definitions: As used in this Agreement, the following terms shall have the meanings indicated below:

(a)                                 “Cause” shall mean: (i) if there is an employment or similar agreement in effect between the relevant RemainCo Employee or SpinCo Employee and RemainCo or SpinCo, as applicable, or there is a Plan applicable to the relevant RemainCo Employee or SpinCo Employee, in each case, that defines “Cause”, and such agreement or Plan is in effect at the time of the termination of the relevant RemainCo Employee or SpinCo Employee, “Cause” as defined therein; and (ii) if there is no such agreement or Plan or “Cause” is not defined therein, “Cause” means any of the relevant RemainCo Employee’s or SpinCo Employee’s: (A) misconduct or gross negligence in the performance of his or her duties to the respective employing entity; (B) failure to substantially perform his or her duties to the respective employing entity, which continues after such entity has provided written notice to the relevant RemainCo Employee or SpinCo Employee, and the relevant RemainCo Employee or SpinCo Employee has not cured such failure within five (5) business days thereafter, or failure to follow the lawful directives of the person to whom the relevant RemainCo Employee or SpinCo Employee directly reports (or, in the event he or she reports directly to the Board of Directors of RemainCo or SpinCo (as applicable, the “Board”), failure to follow the lawful directives of the Board) (in each case, other than as a result of the relevant RemainCo Employee’s or SpinCo Employee’s death or disability); (C) indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving dishonesty or moral turpitude, or otherwise engaging in material misconduct that has caused or is reasonably expected to cause injury to the respective employing entity or its interests, including, but not limited to, harm to the standing and reputation of, or which otherwise brings public disgrace or disrepute to, such entity; (D) failure to cooperate in any audit or investigation of the business or financial practices of the respective employing entity; (E) performance of any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation with respect to RemainCo or SpinCo, as applicable, or any of its respective security holders, customers, suppliers; or (F) material breach or violation of the relevant RemainCo Employee’s or SpinCo Employee’s agreement, if any, with the respective employing entity’s code of conduct or other written policy.

(b)                                 “COBRA” shall mean Code Section 4980B and ERISA Sections 601 through 608 or similar state law.

(c)                                  “Code Section 409A” shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder.

(d)                                 “Collective Bargaining Agreement” shall mean any collective bargaining agreement, works council agreement or other labor agreement with any Employee Representative to which RemainCo or any of its Subsidiaries is a party to or bound by before the Effective Time.

(e)                                  “Employee” shall mean any individual who is treated, according to the payroll and other records of RemainCo or any of its Subsidiaries, as an employee of RemainCo or any of its Subsidiaries immediately before the Effective Time, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, leave under the Family Medical Leave Act and other approved leaves).

(f)                                   “Employee Representative” shall mean any works council, employee representative, trade union, labor organization, labor union, group of employees or similar representative body.

(g)                                  “Employment Claim” shall mean any actual or threatened lawsuit, charge, complaint, audit, investigation, grievance, arbitration, ERISA claim, or federal, state, or local judicial or administrative proceeding of whatever kind involving a demand by, on behalf of or relating to a current or former Employee or independent contractor, or by or relating to an Employee Representative, or by or relating to any federal, state, or local Government Entity alleging Liability against a Party or against a Party’s pension, welfare or other benefit plan, or such plan’s administrator, trustee or fiduciary.

(h)                                 “Equity Vesting Date” shall mean the six (6)-month anniversary of the Distribution Date.

(i)                                     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

(j)                                    “Former Employee” shall mean any individual who was employed by RemainCo or any of its Subsidiaries at any time before the Effective Time but who is not considered to be an Employee hereunder.

(k)                                 “IRS” shall mean the Internal Revenue Service.

(l)                                     “Plan” shall mean any plan, policy, arrangement, contract or agreement providing compensation or benefits for any group of Employees or individual Employee, or the dependents or beneficiaries of any such Employee(s), whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by an employer to any Employee or the beneficiaries of any such Employee. The term “Plan” as used in this Agreement does not include any contract, agreement or understanding relating to settlement of actual or potential employment claims.

(m)                             “Post-Spin RemainCo Option” shall have the meaning set forth in Section 3.01(a)(i) hereof.

(n)                                 “Post-Spin RemainCo RSU” shall have the meaning set forth in Section 3.01(c)(i) hereof.

(o)                                 “Post-Spin RemainCo SSAR” shall have the meaning set forth in Section 3.01(b)(i) hereof.

(p)                                 “Post-Spin RemainCo Stock Price” shall mean the opening share price of RemainCo Common Stock on the New York Stock Exchange on the first trading day immediately after the Effective Time.

(q)                                 “Pre-Spin RemainCo Option Price” shall have the meaning set forth in Section 3.01(a)(i)(A) hereof.

(r)                                    “Pre-Spin RemainCo SSAR Price” shall have the meaning set forth in Section 3.01(b)(i)(A) hereof.

(s)                                   “Pre-Spin RemainCo Stock Price” shall mean the closing share price of RemainCo Common Stock on the New York Stock Exchange on the last trading day immediately preceding the Effective Time.

(t)                                    “RemainCo 401(k) Plans” shall have the meaning set forth in Section 2.07 hereof.

(u)                                 “RemainCo Bonus Plans” shall have the meaning set forth in Section 3.02(a) hereof.

(v)                                 “RemainCo Deferred Compensation Plans” shall mean, collectively, the Wyndham Worldwide Corporation Officer Deferred Compensation Plan, the Wyndham Worldwide Corporation Non-Employee Directors Deferred Compensation Plan and the Wyndham Worldwide Corporation Savings Restoration Plan.

(w)                               “RemainCo Deferred Units” shall mean deferred RemainCo RSUs subject to Code Section 409A.

(x)                                 “RemainCo Employee” shall have the meaning set forth in Section 2.01 hereof.

(y)                                 “RemainCo Equity and Incentive Plan” shall mean the Wyndham Worldwide Corporation Amended and Restated 2006 Equity and Incentive Plan, as amended from time to time.

(z)                                  “RemainCo Group Health Plans” shall mean the medical, dental, vision and health care spending account components constituting “Covered Welfare Programs” under the Wyndham Worldwide Corporation Health and Welfare Plan.

(aa)                          “RemainCo Option” shall mean an unexercised, vested or unvested, nonqualified stock option to purchase RemainCo Common Stock issued under the RemainCo Equity and Incentive Plan, which is outstanding immediately prior to the Effective Time.

(bb)                          “RemainCo Participant” shall mean a RemainCo Employee, any former RemainCo Employee, and any eligible dependent or beneficiary thereof who participates or is eligible to participate in a RemainCo Plan.

(cc)                            “RemainCo Plan” shall mean each Plan that is sponsored, maintained, contributed to or required to be contributed to by any member of the RemainCo Group, but not including any SpinCo Plan.

(dd)                          “RemainCo PVRSU” shall mean a restricted stock unit subject to time- and performance-vesting conditions pursuant to the applicable award agreement issued under the RemainCo Equity and Incentive Plan, which is outstanding immediately prior to the Effective Time.

(ee)                            “RemainCo Ratio” shall mean the quotient obtained by dividing (i) the Pre-Spin RemainCo Stock Price by (ii) the Post-Spin RemainCo Stock Price, carried out to six decimal places.

(ff)                              “RemainCo RSU” shall mean a vested or unvested stock-settled restricted stock unit subject only to time-vesting conditions pursuant to the applicable award agreement issued under the RemainCo Equity and Incentive Plan, which is outstanding immediately prior to the Effective Time.

(gg)                            “RemainCo Severance Plans” shall mean, collectively, the Wyndham Worldwide Corporation Severance Pay Plan for Officers and the Worldwide Corporation Severance Pay Plan for Non-Officers.

(hh)                          “RemainCo SSAR” shall mean an unexercised, vested or unvested, stock-settled stock appreciation right issued under the RemainCo Equity and Incentive Plan, which is outstanding immediately prior to the Effective Time.

(ii)                                  “SpinCo 401(k) Plans” shall have the meaning set forth in Section 2.07 hereof.

(jj)                                “SpinCo Bonus Plans” shall have the meaning set forth in Section 3.02(a) hereof.

(kk)                          “SpinCo Deferred Compensation Liabilities” shall have the meaning set forth in Section 2.12(a) hereof.

(ll)                                  “SpinCo Deferred Compensation Plans” shall mean, collectively, the SpinCo Officer Deferred Compensation Plan, the SpinCo Non-Employee Director Deferred Compensation Plan and the SpinCo Savings Restoration Plan.

(mm)                  “SpinCo Deferred Units” shall mean deferred SpinCo RSUs subject to Code Section 409A.

(nn)                          “SpinCo Directors” shall have the meaning set forth in Section 2.12(a) hereof.

(oo)                          “SpinCo Employee” shall have the meaning set forth in Section 2.01 hereof.

(pp)                          “SpinCo Equity and Incentive Plan” shall mean the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan, as amended from time to time.

(qq)                          “SpinCo Group Health Plans” shall have the meaning set forth in Section 2.08(b) hereof.

(rr)                                “SpinCo MEPPs” shall have the meaning set forth in Section 2.15 hereof.

(ss)                              “SpinCo Participant” shall mean a SpinCo Employee, any former SpinCo Employee, and any eligible dependent or beneficiary thereof who participates or is eligible to participate in a SpinCo Plan.

(tt)                                “SpinCo Plan” shall mean each Plan that is sponsored, maintained or contributed to or required to be contributed to by any member of the SpinCo Group that does not also cover any RemainCo Employee.

(uu)                          “SpinCo Ratio” shall mean the quotient obtained by dividing (a) the Pre-Spin RemainCo Stock Price by (b) the SpinCo Stock Price, carried out to six decimal places.

(vv)                          “SpinCo RSU” shall mean a vested or unvested stock-settled restricted stock unit issued under the SpinCo Equity and Incentive Plan.

(ww)                      “SpinCo Severance Plans” shall mean, collectively, the SpinCo Severance Pay Plan for Officers and the SpinCo Severance Pay Plan for Non-Officers.

(xx)                          “SpinCo SSAR” shall mean an unexercised, vested or unvested, stock-settled stock appreciation right issued under the SpinCo Equity and Incentive Plan.

(yy)                          “SpinCo Stock Price” shall mean the opening share price of SpinCo Common Stock on the New York Stock Exchange on the first trading day immediately after the Effective Time.

Section 1.02               Certain Constructions. References to the singular in this Agreement shall refer to the plural and vice-versa, and references to the masculine shall refer to the feminine and vice-versa.

Section 1.03               Schedules, Sections. References to a “Schedule” are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to a “Section” are, unless otherwise specified, to one of the Sections of this Agreement.

Section 1.04               Effective Time.  This Agreement shall be effective as of the Effective Time.

ARTICLE II
ALLOCATION OF EMPLOYEES; EMPLOYEE BENEFITS

Section 2.01               Allocation of Employees.

(a)                                 Effective no later than immediately prior to the Effective Time and except as otherwise agreed by the Parties, (i) each Party shall have taken, or shall have caused the applicable member of its Group to have taken, such actions as are necessary to ensure to the extent possible that each individual who is intended to be an employee of the SpinCo Group as of immediately after the Effective Time, including (A) any such individual who is not actively working as of the Effective Time as a result of an illness, injury or leave of absence (including due to a short-term or long-term disability) approved by the SpinCo Human Resources Department, as provided for in the applicable schedule to the Transition Services Agreement, or otherwise taken in accordance with applicable Law and (B) those individuals set forth on Schedule 2.01(a)(i) attached hereto (collectively, the “SpinCo Employees”), is employed by a member of the SpinCo Group as of immediately after the Effective Time; and (ii) each Party shall have taken, or shall have caused the applicable member of its Group to have taken, such actions as are necessary to ensure to the extent possible that each individual who is intended to be an employee of the RemainCo Group as of immediately after the Effective Time, including (A) any such individual who is not actively working as of the Effective Time as a result of an illness, injury or leave of absence (including due to a short-term or long-term disability) approved by the SpinCo Human Resources Department, as provided for in the applicable schedule to the Transaction Services Agreement between the Parties, or otherwise taken in accordance with applicable Law), (B) those individuals set forth on Schedule 2.01(a)(ii) attached hereto, and (C) any other Employee who is not a SpinCo Employee (collectively, the “RemainCo Employees”), is employed by a member of the RemainCo Group as of immediately after the Effective Time.  Each of the Parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or to comply with applicable Law in relation to the transfer of the employment of applicable Employees.  Each of the Parties also shall have taken, or shall have caused the applicable member of its Group to have taken, such actions as are necessary to allocate individual independent contractors between the SpinCo Group and the RemainCo Group, effective no later than immediately after the Effective Time.

(b)                                 Notwithstanding anything in Section 2.01(a) to the contrary, if the Parties mutually agree after the Distribution Date that an Employee or individual independent contractor was incorrectly allocated to the RemainCo Group or the SpinCo Group (or was incorrectly employed or engaged by a member of the RemainCo Group or the SpinCo Group as of the Effective Time), the Parties shall use their reasonable best efforts to correct such matter as appropriate (including by transferring the employment or engagement opportunity of such Employee or individual independent contractor to the applicable member of the applicable Group or by offering employment or an engagement opportunity to such Employee or individual independent contractor), and, to the extent possible, such correction shall be effective as of the Effective Time.

Section 2.02               Employee Liabilities Generally.

(a)                                 From and after the Effective Time, RemainCo or a member of the RemainCo Group hereby assumes or retains, and shall be responsible for paying, performing, fulfilling and discharging in accordance with their respective terms, (i) all Liabilities or obligations expressly assigned to or assumed by a member of the RemainCo Group under this Agreement; and (ii) except as otherwise expressly provided for herein or in the Distribution Agreement, all Liabilities with respect to the employment, service, termination of employment or termination of service of all RemainCo Employees, independent contractors allocated to RemainCo pursuant to Section 2.01(a), Former Employees and their respective dependents and beneficiaries (and any alternate payees in respect thereof), whenever incurred. All Liabilities assumed or retained by a member of the RemainCo Group under this Section 2.02(a) shall be “RemainCo Liabilities” for purposes of the Distribution Agreement.

(b)                                 From and after the Effective Time, SpinCo or a member of the SpinCo Group hereby assumes or retains, and shall be responsible for paying, performing, fulfilling and discharging in accordance with their respective terms, (i) all Liabilities or obligations expressly assigned to or assumed by a member of the SpinCo Group under this Agreement; and (ii) except as otherwise expressly provided for herein or in the Distribution Agreement, all Liabilities with respect to the employment, service, termination of employment or termination of service of all SpinCo Employees and independent contractors allocated to SpinCo pursuant to Section 2.01(a) and their respective dependents and beneficiaries (and any alternate payees in respect thereof), whenever incurred. All Liabilities assumed or retained by a member of the SpinCo Group under this Section 2.02(b) shall be “SpinCo Liabilities” for purposes of the Distribution Agreement.

Section 2.03               No Termination of Employment Intended as a Result of the Allocation of Employees.  It is intended that the RemainCo Employees and SpinCo Employees shall not experience a termination of employment or severance solely as a result of the transactions contemplated by the Distribution Agreement or the allocation or transfer of Employees described in Section 2.01 of this Agreement.  To the extent permitted by applicable Law, such Employees shall not be entitled to any termination or severance payments or benefits as a result of such transactions or allocation or transfer, as applicable. RemainCo shall, and shall cause other members of the RemainCo Group (as applicable), and SpinCo shall, and shall cause other members of the SpinCo Group (as applicable), to cause any applicable Plan to be interpreted and administered consistent with such intent, to the greatest extent possible without breaching the applicable Plan.

Section 2.04                             At-Will Employment.  Nothing in this Agreement shall (a) create any obligation on the part of any member of the RemainCo Group or the SpinCo Group to continue the employment of any Employee or permit the return from a leave of absence of any Employee following the date of this Agreement or the Effective Time (except as required by applicable Law) or (b) change the employment status of any Employee from “at-will,” to the extent such Employee was an “at-will” employee under applicable Law.

Section 2.05                             Service Crediting.

(a)                                 From and after the Effective Time, SpinCo shall, and shall cause other members of the SpinCo Group (as applicable) to, recognize each SpinCo Employee’s service prior to the Effective Time (including service with any member of the RemainCo Group prior to the Effective Time) for all purposes, including purposes of eligibility, vesting and level of paid time off or severance benefits under any SpinCo Plan, to the same extent and for the same purpose such service was recognized as of the Effective Time under the corresponding RemainCo Plan.   Notwithstanding the foregoing, nothing herein shall require the SpinCo Group or any equity compensation plan or arrangement maintained by the SpinCo Group after the Effective Time to credit service prior to the Effective Time for purposes of any equity award or other equity-based benefit or equity-based compensation that may be established by the SpinCo Group at any time at or after the Effective Time, except as set forth in Section 3.01 herein.

(b)                                 Notwithstanding anything to the contrary in this Agreement, the Distribution Agreement or any other Ancillary Agreement, no Employee shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided by another RemainCo Plan or SpinCo Plan.

Section 2.06                             Continuity of Benefits and Coverage.  It is the intention of RemainCo and SpinCo that there be uninterrupted benefit plan participation and coverage for RemainCo Employees and SpinCo Employees, notwithstanding the transactions contemplated by the Distribution Agreement, this Agreement or any other Ancillary Agreement.  Therefore, RemainCo and SpinCo shall use their reasonable best efforts to cause there to be no interruption of coverage with respect to the type of benefits or coverage being provided to such Employees immediately prior to the Effective Time.

Section 2.07                             Establishment and Spinoff of 401(k) Plans.  Prior to the Effective Time, SpinCo (or a designated member of the SpinCo Group) shall adopt two defined contribution pension plans that contain a cash or deferred arrangement within the meaning of Section 401(k) of the Code and are intended to be qualified under Section 401(a) of the Code (collectively, “SpinCo 401(k) Plans”).  The SpinCo 401(k) Plans are intended to replace the Wyndham Worldwide Corporation Employee Savings Plan and the Wyndham Hotels and Resorts Employee Savings Plan (collectively, “RemainCo 401(k) Plans”) for the applicable SpinCo Employee.  From and after the Effective Time, RemainCo shall retain sponsorship of the RemainCo 401(k) Plans. Immediately after the Effective Time, all SpinCo Employees who, immediately prior to such date, were participants in or otherwise eligible to participate in a RemainCo 401(k) Plan shall be eligible to participate in the corresponding SpinCo 401(k) Plan with respect to compensation paid after the Effective Time.  As soon as practicable after the Effective Time, RemainCo shall use its reasonable best efforts to cause the accounts of SpinCo Employees under the RemainCo 401(k) Plans and the value of assets attributable to such accounts of SpinCo Employees to be transferred to the corresponding SpinCo 401(k) Plan in a “transfer of assets or liabilities” in accordance with Section 414(l) of the Code and Section 208 of ERISA and the respective rules and regulations promulgated thereunder. The assets to be transferred shall be in the form of cash or other property, as RemainCo and SpinCo shall mutually agree prior to such transfer. Prior to such transfer, SpinCo shall provide RemainCo with such documents and other information as RemainCo shall reasonably request to assure itself that the SpinCo 401(k) Plans and the related trusts established pursuant thereto (a) are qualified and tax-exempt under Sections 401(a) and 501(a) of the Code, respectively, and (b) contain participant loan provisions and procedures necessary to effect the orderly transfer of participant loan balances associated with the transfer of assets. Prior to the transfer, RemainCo and SpinCo shall (or shall cause the applicable member(s) of their Group to) notify the IRS of the transfer by timely filing Forms 5310-A, to the extent such filings are required, and RemainCo shall provide to SpinCo copies of such personnel and other records of RemainCo pertaining to the SpinCo Employees and such records of any agent or representative of RemainCo pertaining to the SpinCo Employees, in each case, pertaining to the RemainCo 401(k) Plans and as SpinCo may reasonably request in order to administer and manage the accounts and assets transferred to the SpinCo 401(k) Plans. Upon such transfer, SpinCo and each member of the SpinCo Group and the SpinCo 401(k) Plans shall assume all liabilities and obligations with respect to all amounts transferred from the RemainCo 401(k) Plans to the SpinCo 401(k) Plans in respect of the SpinCo Employees, and RemainCo and each member of the RemainCo Group and the RemainCo 401(k) Plans shall be relieved of all such liabilities and obligations.

Section 2.08                             Group Health Plans.

(a)                                 RemainCo Group Health Plans.

(i)                                     From the Effective Time through December 31, 2018, RemainCo shall continue the RemainCo Group Health Plans.  Liabilities relating to, or arising in connection with, any claims incurred under the RemainCo Group Health Plans by RemainCo Participants and SpinCo Participants during the 2018 plan year, including claims that are self-insured and claims that are fully insured through third party insurance and including the coverage of SpinCo Participants after the Effective Time as described in subsection (ii) below, shall be shared by RemainCo and SpinCo based on the pooling methodology in place prior to the Effective Time.  At the end of the 2018 plan year, all remaining Liabilities for such year with respect to self-insured group health benefits under the RemainCo Group Health Plans shall be apportioned to RemainCo and SpinCo based on the premium contributions of RemainCo and SpinCo for the 2018 plan year.

(ii)                                  SpinCo Participants who were participating in the RemainCo Group Health Plans immediately prior to the Effective Time shall be entitled to continue participating in such RemainCo Group Health Plans, as applicable, until December 31, 2018, pursuant to the terms of the Transition Services Agreement.  SpinCo Employees who were employed at or before the Effective Time, but who have not completed their benefits waiting or eligibility period for the RemainCo Group Health Plans as of the Effective Time, shall be eligible to participate in the applicable RemainCo Group Health Plans, as of the date prior to January 1, 2019, in which they would have been eligible to participate had they been RemainCo Employees under such RemainCo Group Health Plans, and shall be entitled to continue participating in such RemainCo Group Health Plans until December 31, 2018 pursuant to the terms of the Transition Services Agreement. Any

SpinCo Employee covered under the RemainCo Group Health Plans who has a qualifying status change (e.g., birth/adoption of a child, marriage) shall be able to make changes to his or her enrollment based on the event in accordance with the terms of the applicable RemainCo Group Health Plan.  SpinCo shall be responsible for the costs of SpinCo Participants’ participation in the RemainCo Group Health Plans after the Effective Time, including pursuant to COBRA as described in Section 2.08(c)(ii) hereof, pursuant to the terms of the Transition Services Agreement.

(b)                                 SpinCo Group Health Plans. Effective no later than January 1, 2019, SpinCo or another member of the SpinCo Group shall take, or cause to be taken, all actions necessary and appropriate to establish or designate and administer group medical, dental, vision, and health care spending account plans (collectively, the “SpinCo Group Health Plans”) to provide benefits thereunder for all eligible SpinCo Participants who choose to enroll in such SpinCo plans.  With respect to any Liabilities relating to or arising in connection with claims incurred under a SpinCo Group Health Plan by SpinCo Participants from and after the effective date of such SpinCo Group Health Plan, including claims that are self-insured and claims that are fully insured through third party insurance, SpinCo and the applicable SpinCo Group Health Plan shall be solely responsible for such Liabilities.

(c)                                  COBRA Continuation Coverage.

(i)                                     From and after the Effective Time, (A) the RemainCo Group shall assume or retain and shall be solely responsible for, or cause the RemainCo Group Health Plans (and applicable insurance carriers) to be responsible for, the continuation coverage requirements imposed by COBRA as they relate to any RemainCo Participant or Former Employee, and no member of the SpinCo Group shall have any liability or obligation with respect thereto; and (B) subject to Section 2.08(c)(ii) below, the SpinCo Group shall assume or retain and shall be solely responsible for, or cause the SpinCo Group Health Plans (and applicable insurance carriers) to be responsible for, COBRA continuation coverage requirements as they relate to any SpinCo Participant, and no member of the RemainCo Group shall have any liability or obligation with respect thereto.

(ii)                                  A SpinCo Participant who becomes entitled to COBRA continuation coverage by reason of an event that occurs after the Effective Time, but prior to January 1, 2019, shall be entitled to coverage under the applicable RemainCo Group Health Plans through December 31, 2018, and thereafter, such SpinCo Participant shall be entitled to coverage under the applicable SpinCo Group Health Plans for the remainder of his or her COBRA period after December 31, 2018.

(d)                                 Business Associate Agreements.  The Parties acknowledge that the RemainCo Group or the SpinCo Group may provide certain administrative services for the other Party’s group health plans for a transitional period under the terms of the Transition Services Agreement.  The Parties agree to enter into a business associate agreement, if required by the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), or other applicable health information privacy Laws in a customary form to be mutually agreed in connection with the provision of such services.

Section 2.09                             Disability Plans.  Each RemainCo Participant and SpinCo Participant who became disabled, as defined under a RemainCo Plan that provides short- or long-term disability benefits prior to the Effective Time, shall be eligible or continue to be eligible for such benefits under the applicable RemainCo Plan in accordance with the terms and conditions of such RemainCo Plan; provided that SpinCo shall be responsible for reimbursing RemainCo for any self-insured short-term disability benefits with respect to such disabled SpinCo Employee for the period after the Effective Time until such time as those short-term disability benefits terminate in accordance with the terms of such RemainCo Plan.  In the event any such disabled SpinCo Employee becomes eligible to transition directly from receiving short-term disability benefits to receiving long-term disability benefits either before, at or after the Effective Time under the applicable RemainCo Plan, RemainCo and the applicable RemainCo Plan shall provide the long-term disability benefits to which such disabled SpinCo Employee is entitled (taking into account, if applicable, the extent to which such employee has elected such coverage and has made the required contributions therefor).  After the Effective Time, the SpinCo Group shall be solely responsible for providing short- and long-term disability benefits under SpinCo Plans to eligible SpinCo Employees who become disabled after the Effective Time, and, effective at the Effective Time, SpinCo or a member of the SpinCo Group shall take, or cause to be taken, all action necessary and appropriate to establish or designate and administer short- and long-term disability plans to provide benefits thereunder for all eligible SpinCo Employees (and their eligible dependents and beneficiaries).

Section 2.10                             Group Term Life, Accidental Death & Dismemberment and Business Travel Accident Insurance Plans.  With respect to any Liabilities relating to or arising in connection with claims incurred by RemainCo Participants or SpinCo Participants under the applicable RemainCo Plan prior to the Effective Time, including claims that are self-insured and claims that are fully insured through third party insurance, RemainCo and the applicable RemainCo Plan shall retain and be responsible for such Liabilities. After the Effective Time, the SpinCo Group shall be solely responsible for providing life, accidental death and dismemberment and business travel accident insurance benefits to eligible SpinCo Employees under SpinCo Plans, and, effective at the Effective Time, SpinCo or a member of the SpinCo Group shall take, or cause to be taken, all action necessary and appropriate to establish or designate and administer life, accidental death and dismemberment and business travel accident insurance plans to provide benefits thereunder for all eligible SpinCo Employees (and their eligible dependents and beneficiaries).  For purposes of this Section 2.10, a claim in respect of life insurance, accidental death and dismemberment and business travel accident insurance shall be deemed to be incurred upon the occurrence of the event giving rise to such claim or expense.

Section 2.11                             Insurance Contracts and Third-Party Vendor Agreements.  To the extent any Plan is funded (in whole or in part) through the purchase of an insurance contract, RemainCo and SpinCo shall cooperate, and each shall use its commercially reasonable efforts to effectuate the provisions of this Agreement in relation to such contract and to obtain any necessary consents and maintain any pricing discounts or other preferential terms for both RemainCo (or the applicable member of the RemainCo Group) and SpinCo (or the applicable member of the SpinCo Group) for a reasonable term.  To the extent any Plan is administered by a third-party vendor, RemainCo and SpinCo shall cooperate, and each shall use its commercially reasonable efforts to replicate any contract with such third-party vendor for RemainCo (or the applicable member of the RemainCo Group) or SpinCo (or the applicable member of the SpinCo Group), as applicable, and to maintain any pricing discounts or other preferential terms for both RemainCo (or the applicable member of the RemainCo Group) and SpinCo (or the applicable member of the SpinCo Group) for a reasonable term. Neither RemainCo nor SpinCo shall be liable for failure to obtain consents, new insurance or administrative contracts, pricing discounts, or other preferential terms for the other Party or the applicable member of its Group. Each Party shall be responsible for any new or additional premiums, charges, or administrative fees that such Party may incur with respect to its insurance coverage or contracts pursuant to this Agreement.

Section 2.12                             Deferred Compensation Plans.

(a)                                 SpinCo Deferred Compensation Plans.  As of the Effective Time, SpinCo shall assume and be solely responsible for the satisfaction of Liabilities (the “SpinCo Deferred Compensation Liabilities”) under the RemainCo Deferred Compensation Plans in respect of SpinCo Employees and those non-employee directors of RemainCo who become directors of SpinCo as of the Effective Time (the “SpinCo Directors”).  At or prior to the Effective Time, SpinCo (or a designated member of the SpinCo Group) shall adopt the SpinCo Deferred Compensation Plans, which shall contain terms and conditions that are substantially similar to the terms and conditions of the corresponding RemainCo Deferred Compensation Plans as in effect immediately prior to the Effective Time, subject to such amendments as are necessary to comply with applicable Law.  RemainCo shall cause the applicable trust to transfer to a trust, maintained by SpinCo, assets sufficient to satisfy the SpinCo Deferred Compensation Liabilities, as determined as of the Effective Time.  Following the Effective Time, RemainCo shall retain responsibility for the satisfaction of all Liabilities under the RemainCo Deferred Compensation Plans (other than the SpinCo Deferred Compensation Liabilities) and shall fully perform, pay and discharge all Liabilities related to all participants (other than SpinCo Employees and SpinCo Directors) under the RemainCo Deferred Compensation Plans.

(b)                                 All elections made by SpinCo Employees and SpinCo Directors that were in effect under the terms of the applicable RemainCo Deferred Compensation Plan immediately prior to the Effective Time shall continue in effect from and after the Effective Time until a new election that, by its terms, supersedes the prior election is made by such SpinCo Employees or SpinCo Directors in accordance with the terms of the applicable SpinCo Deferred Compensation Plan and consistent and compliant with the provisions of Code Section 409A.

(c)                                  Prior to the Effective Time, RemainCo shall take all actions necessary such that participants who have RemainCo Deferred Units credited to their accounts under any of the RemainCo Director Deferred Compensation Plans immediately prior to the Effective Time shall receive, effective as of the Effective Time, a number of SpinCo Deferred Units determined in the manner described in Section 3.01(c)(i) for RemainCo RSUs.

(d)                                 The terms and conditions relating to the SpinCo Deferred Units shall be substantially similar to the terms and conditions relating to the corresponding RemainCo Deferred Units immediately prior to the Effective Time, except that (i) RemainCo shall cause the RemainCo Deferred Compensation Plans to be amended, effective as of the Effective Time, to provide participants with the ability to re-direct the notional investment of all or a portion of the SpinCo Deferred Units credited by reason of the Distribution into additional RemainCo Deferred Units or into one or more alternative investment vehicles offered under the applicable RemainCo Director

Deferred Compensation Plan; and (ii) SpinCo shall cause the SpinCo Deferred Compensation Plans to provide participants with the ability to re-direct notional investment of all or a portion of the RemainCo Deferred Units into additional SpinCo Deferred Units or one or more alternative investment vehicles offered under the SpinCo Director Deferred Compensation Plan.

Section 2.13                             Severance Pay Plans.  At the Effective Time, RemainCo (or a designated member of the RemainCo Group) shall continue the RemainCo Severance Plans.  Effective as of the Effective Time, SpinCo (or a designated member of the SpinCo Group) shall take, or cause to be taken, all actions necessary and appropriate to establish, designate or administer the SpinCo Severance Plans.  Employees who become entitled to benefits under a RemainCo Severance Plan for terminations of employment occurring before the Effective Time shall be entitled to continue to receive such benefits in accordance with the terms of the RemainCo Severance Plan, and the RemainCo Group shall be solely responsible for paying the entire amount of the cost of any such benefits.

Section 2.14                             Paid Time Off.  At the Effective Time, SpinCo shall assume, as to the SpinCo Employees, and RemainCo shall retain, as to the RemainCo Employees, all accrued Liabilities (whether funded or unfunded) for vacation, sick leave and other paid time off.  SpinCo shall be solely responsible for the payment of such vacation, sick leave and paid time off Liabilities to the SpinCo Employees after the Effective Time, and RemainCo shall be solely responsible for the payment of such vacation, sick leave and paid time off Liabilities to RemainCo Employees after the Effective Time.  Each Party shall provide to its own employees, at the Effective Time, the same balances of vacation, sick leave and other paid time off as credited to such employee immediately prior to the Effective Time.

Section 2.15                             Multiemployer Plans.  Certain of the Collective Bargaining Agreements require participation in and contribution to multiemployer pension plans with respect to SpinCo Employees (the “SpinCo MEPPs”) and with respect to RemainCo Employees (the “RemainCo MEPPs”).  Pursuant to the terms of such Collective Bargaining Agreements and applicable Law, effective as of the Effective Time: (a) the applicable members of the SpinCo Group shall continue participation in, and shall assume or retain all Liabilities on account of the SpinCo Employees (and any Former Employees who were engaged in the SpinCo Business) with respect to, the SpinCo MEPPs, regardless of whether such Liabilities arise or relate to events occurring prior to, at, or after the Effective Time; and (b) the applicable members of the RemainCo Group shall continue participation in, and shall assume or retain all Liabilities on account of the RemainCo Employees (and any Former Employees who were engaged in the RemainCo Business) with respect to, the RemainCo MEPPs, regardless of whether such Liabilities arise or relate to events occurring prior to, at, or after the Effective Time.  RemainCo and SpinCo intend that the transactions contemplated by the Distribution Agreement constitute a “change in corporate structure” within the meaning of Section 4218(1)(A) of ERISA with respect to the SpinCo Business and RemainCo Business, respectively, such that no withdrawal from a SpinCo MEPP or RemainCo MEPP shall occur as a result of such transactions, and, to the extent required, RemainCo and SpinCo shall cooperate and take reasonable and appropriate steps to ensure that the applicable SpinCo MEPPs and RemainCo MEPPs have sufficient information to make such determination.  For the avoidance of doubt and notwithstanding any other provision of this Agreement, if withdrawal liability is asserted against any member of the RemainCo Group or any member of the SpinCo Group, including in connection with the transactions contemplated by the Distribution Agreement, (i) the SpinCo Group shall be liable only for that portion of such Liability that is attributable to the contribution history of the SpinCo Business, and (ii) the RemainCo Group shall be liable only for that portion of such Liability that is attributable to the contribution history of the RemainCo Business.

Section 2.16                             Other Plans.

(a)                                 Unless continued coverage is provided under the Transition Services Agreement, SpinCo or another member of the SpinCo Group shall take, or cause to be taken, all actions necessary and appropriate to establish a dependent care spending account plan for eligible SpinCo Employees as of the Effective Time, and from and after the Effective Time, SpinCo Employees shall cease to contribute to the RemainCo dependent care spending account plan; provided, however, that SpinCo Employees may continue to make claims under the RemainCo dependent care spending account plan for eligible expenses incurred through the Effective Time (or such later date as provided in the Transition Services Agreement), in accordance with the terms of such plan.

(b)                                 Except as otherwise expressly provided in this Agreement or the Transition Services Agreement, the RemainCo Group shall retain or assume all Liabilities under all Plans to the extent relating to RemainCo Participants, and the SpinCo Group shall assume or retain all Liabilities under all Plans to the extent relating to SpinCo Participants.

Section 2.17                             Reimbursements.  The Parties acknowledge that the RemainCo Group, on the one hand, and the SpinCo Group, on the other hand, may incur costs and expenses, including, but not limited to, contributions to Plans and the payment of insurance premiums or vendor fees or expenses arising from or related to any of the Plans which are, as set forth in this Agreement, the responsibility of the other Party. Accordingly, the RemainCo Group and the SpinCo Group shall reimburse each other, as soon as practicable, but in any event within thirty (30) days of receipt from the other Party of appropriate verification, for all such costs, fees and expenses.  Notwithstanding the foregoing, to the extent this Section 2.17 conflicts with the terms of the Transition Services Agreement related to the same cost or expense, the terms of the Transition Services Agreement shall control.

Section 2.18                             Non-U.S. Plans.  The terms and conditions set forth in this Agreement shall be applied equally, to the maximum extent possible, but subject to all applicable Laws, to each applicable RemainCo Plan and SpinCo Plan maintained for RemainCo Employees and SpinCo Employees, as applicable, outside of the United States (“U.S.”).  In the event that the terms and conditions of this Agreement cannot be applied equally to any such RemainCo Plan or SpinCo Plan, the Parties shall cooperate in good faith to give effect to the terms of this Agreement to the maximum extent possible and reflecting the allocation of rights, responsibilities, liabilities and obligations described in this Agreement.

ARTICLE III
INCENTIVE COMPENSATION PLANS AND ARRANGEMENTS

Section 3.01                             Treatment of Equity Awards. The Parties agree that, and shall take all actions necessary such that, none of the transactions contemplated by the Distribution Agreement or any Ancillary Agreement, including, without limitation, this Agreement, constitutes a “change in control,” “change of control” or similar definition, as applicable, within the meaning of the RemainCo Equity and Incentive Plan or the SpinCo Equity and Incentive Plan (each as defined below).  Following the Distribution Date, for any award adjusted under this Section 3.01, any reference to a “change in control,” “change of control” or similar definition in the RemainCo Equity and Incentive Plan, or an award agreement, employment agreement, or other RemainCo Plan, (x) with respect to equity awards outstanding after the Effective Time that are denominated in RemainCo Common Stock, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the RemainCo Equity and Incentive Plan or the applicable award agreement, employment agreement, or other RemainCo Plan, and (y) with respect to equity awards outstanding as of the Effective Time that are denominated in shares of SpinCo Common Stock, such reference shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the SpinCo Equity and Incentive Plan or the applicable award agreement, employment agreement, or other SpinCo Plan.

(a)                                 Stock Options.

(i)                                     Prior to the Effective Time, RemainCo shall take all actions necessary such that, as of the Effective Time, by virtue of the Distribution, each holder of a vested and unvested RemainCo Option shall (x) continue to hold such RemainCo Option (with the number of shares of RemainCo Common Stock subject to such RemainCo Option unchanged as a result of the Distribution, but with the per share exercise price of such RemainCo Option adjusted as set forth in Section 3.01(b)(i)(A) below) (a “Post-Spin RemainCo Option”), and (y) receive a SpinCo Option with respect to the number of shares of SpinCo Common Stock and with an exercise price per share of SpinCo Common Stock determined as set forth in Section 3.01(a)(i)(B) and Section 3.01(a)(i)(C) below, respectively. Both the Post-Spin RemainCo Option and the SpinCo Option shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding RemainCo Option immediately prior to the Effective Time, except as set forth in Section 3.01(a)(ii) and Section 3.01(a)(iii) below.

(A)                               The per share exercise price of each Post-Spin RemainCo Option shall be equal to the quotient, rounded up to the nearest whole cent, obtained by dividing (x) the per share exercise price of such Post-Spin RemainCo Option immediately prior to the Effective Time (the “Pre-Spin RemainCo Option Price”) by (y) the RemainCo Ratio.

(B)                               The number of shares of SpinCo Common Stock subject to each SpinCo Option, rounded down to the nearest whole number of shares, shall be equal to the number of shares of SpinCo Common Stock the holder of the RemainCo Option would have been entitled to receive in the Distribution had the shares subject to the RemainCo Option represented outstanding shares of RemainCo Common Stock.

(C)                               The per share exercise price of each SpinCo Option shall be equal to the quotient, rounded to the nearest whole cent, obtained by dividing (x) the Pre-Spin RemainCo Option Price by (y) the SpinCo Ratio.

(ii)                                  Each Post-Spin RemainCo Option (whether vested or unvested) held by a SpinCo Employee shall fully vest and become immediately exercisable effective as of the Effective Time; and each unvested SpinCo Option held by a SpinCo Employee shall become fully vested and exercisable on the earliest to occur of (A) the date on which such SpinCo Option would have otherwise vested in accordance with the vesting schedule applicable to the corresponding RemainCo Option, subject to the SpinCo Employee’s continued employment with a member of the SpinCo Group through the applicable vesting date, (B) the Equity Vesting Date, subject to the SpinCo Employee’s continued employment with a member of the SpinCo Group through the Equity Vesting Date, and (C) the date of the SpinCo Employee’s termination of employment with the SpinCo Group without Cause (not due to the SpinCo Employee’s death, disability or resignation for any or no reason).

(iii)                               Each SpinCo Option (whether vested or unvested) held by a RemainCo Employee shall fully vest and become immediately exercisable effective as of the Effective Time; and each unvested Post-Spin RemainCo Option held by a RemainCo Employee shall become fully vested and exercisable on the earliest to occur of (A) the date on which such Post-Spin RemainCo Option would have otherwise vested in accordance with the vesting schedule applicable to the corresponding RemainCo Option, subject to the RemainCo Employee’s continued employment with a member of the RemainCo Group through the applicable vesting date, (B) the Equity Vesting Date, subject to the RemainCo Employee’s continued employment with a member of the RemainCo Group through the Equity Vesting Date, and (C) the date of the RemainCo Employee’s termination of employment with the RemainCo Group without Cause (not due to the RemainCo Employee’s death, disability or resignation for any or no reason).

(b)                                 Stock-Settled Stock Appreciation Rights.

(i)                                     Prior to the Effective Time, RemainCo shall take all actions necessary such that, as of the Effective Time, by virtue of the Distribution, each holder of a vested and unvested RemainCo SSAR shall (x) continue to hold such RemainCo SSAR (with the number of shares of RemainCo Common Stock subject to such RemainCo SSAR unchanged as a result of the Distribution, but with the per share exercise price of such RemainCo SSAR adjusted as set forth in Section 3.01(b)(i)(A) below) (a “Post-Spin RemainCo SSAR”), and (y) receive a SpinCo SSAR with respect to the number of shares of SpinCo Common Stock and with an exercise price per share of SpinCo Common Stock determined as set forth in Section 3.01(a)(i)(B) and Section 3.01(b)(i)(C) below, respectively.  Both the Post-Spin RemainCo SSAR and the SpinCo SSAR shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding RemainCo SSAR immediately prior to the Effective Time, except as set forth in Section 3.01(b)(ii) and Section 3.01(b)(iii) below.

(A)                               The per share exercise price of each Post-Spin RemainCo SSAR shall be equal to the quotient, rounded up to the nearest whole cent, obtained by dividing (x) the per share exercise price of the RemainCo SSAR immediately prior to the Effective Time (the “Pre-Spin RemainCo SSAR Price”) by (y) the RemainCo Ratio.

(B)                               The number of shares of SpinCo Common Stock subject to each SpinCo SSAR, rounded down to the nearest whole number of shares, shall be equal to the number of shares of SpinCo Common Stock the holder of the RemainCo SSAR would have been entitled to receive in the Distribution had the shares subject to the RemainCo SSAR represented outstanding shares of RemainCo Common Stock.

(C)                               The per share exercise price of each SpinCo SSAR shall be equal to the quotient, rounded up to the nearest whole cent, obtained by dividing (x) the Pre-Spin RemainCo SSAR Price by (y) the SpinCo Ratio.

(ii)                                  Each Post-Spin RemainCo SSAR (whether vested or unvested) held by a SpinCo Employee shall fully vest and become immediately exercisable effective as of the Effective Time; and each unvested SpinCo SSAR held by a SpinCo Employee shall become fully vested and exercisable on the earliest to occur of (A) the date on which such SpinCo SSAR would have otherwise vested in accordance with the vesting schedule applicable to the corresponding RemainCo SSAR, subject to the SpinCo Employee’s continued employment with a member of the SpinCo Group through the applicable vesting date, (B) the Equity Vesting Date, subject to the SpinCo Employee’s continued employment with a member of the SpinCo Group through the Equity Vesting Date, and (C) the date of the SpinCo Employee’s termination of employment with the SpinCo Group without Cause (not due to the SpinCo Employee’s death, disability or resignation for any or no reason).

(iii)                               Each SpinCo SSAR (whether vested or unvested) held by a RemainCo Employee shall fully vest and become immediately exercisable effective as of the Effective Time; and each unvested Post-Spin RemainCo SSAR held by a RemainCo Employee shall become fully vested and exercisable on the earliest to occur of (A) the date on which such Post-Spin RemainCo SSAR would have otherwise vested in accordance with the vesting schedule applicable to the corresponding RemainCo SSAR, subject to the RemainCo Employee’s continued employment with a member of the RemainCo Group through the applicable vesting date, (B) the Equity Vesting Date, subject to the RemainCo Employee’s continued employment with a member of the RemainCo Group through the Equity Vesting Date, and (C) the date of the RemainCo Employee’s termination of employment with the RemainCo Group without Cause (not due to the RemainCo Employee’s death, disability or resignation for any or no reason).

(c)                                  Restricted Stock Units.

(i)                                     Prior to the Effective Time, RemainCo shall take all actions necessary such that, as of the Effective Time, by virtue of the Distribution, each holder of a RemainCo RSU shall (A) continue to hold such RemainCo RSU (with the number of shares of RemainCo Common Stock to which such RemainCo RSU relates unchanged as a result of the Distribution) (a “Post-Spin RemainCo RSU”), and (B) receive a SpinCo RSU (with the number of shares of SpinCo Common Stock to which such SpinCo RSU relates, rounded down to the nearest whole number of shares, equal to the number of shares of SpinCo Common Stock the holder of such RemainCo RSU would have been entitled to receive in the Distribution had the shares subject to such RemainCo RSU represented outstanding shares of RemainCo Common Stock). Both the Post-Spin RemainCo RSU and the SpinCo RSU shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding RemainCo RSU immediately prior to the Effective Time, except as set forth in Section 3.01(c)(ii) and Section 3.01(c)(iii) below.

(ii)                                  Each Post-Spin RemainCo RSU (whether vested or unvested) held by a SpinCo Employee shall fully vest and be settled in RemainCo Common Stock effective as of the Effective Time; and each unvested SpinCo RSU held by a SpinCo Employee shall become fully vested and be settled in SpinCo Common Stock on the earliest to occur of (A) the date on which such SpinCo RSU would have otherwise vested in accordance with the vesting schedule applicable to the corresponding RemainCo RSU, subject to the SpinCo Employee’s continued employment with a member of the SpinCo Group through the applicable vesting date, (B) the Equity Vesting Date, subject to the SpinCo Employee’s continued employment with a member of the SpinCo Group through the Equity Vesting Date, and (C) the date of the SpinCo Employee’s termination of employment with the SpinCo Group without Cause (not due to the SpinCo Employee’s death, disability or resignation for any or no reason).

(iii)                               Each SpinCo RSU (whether vested or unvested) held by a RemainCo Employee shall fully vest and be settled in SpinCo Common Stock effective as of the Effective Time; and each Post-Spin RemainCo RSU held by a RemainCo Employee shall become fully vested and be settled in RemainCo Common Stock on the earliest to occur of (A) the date on which such Post-Spin RemainCo RSU would have otherwise vested in accordance with the vesting schedule applicable to the corresponding RemainCo RSU, subject to the RemainCo Employee’s continued employment with a member of the RemainCo Group through the applicable vesting date, (B) the Equity Vesting Date, subject to the RemainCo Employee’s continued employment with a member of the RemainCo Group through the Equity Vesting Date, and (C) the date of the RemainCo Employee’s termination of employment with the RemainCo Group without Cause (not due to the RemainCo Employee’s death, disability or resignation for any or no reason).

(d)                                 Performance-Vesting Restricted Stock Units.  Prior to the Effective Time, RemainCo shall take all actions necessary such that, as of the Effective Time, each RemainCo PVRSU shall fully time vest, without pro-ration, and also performance vest based on the level of achievement, determined as of immediately prior to the Effective Time, of the performance goals set forth in the applicable award agreement governing such RemainCo PVRSU.  Each vested RemainCo PVRSU shall be settled in (i) RemainCo Common Stock, with the number of shares of RemainCo Common Stock determined in accordance with the applicable award agreement, and (ii) SpinCo Common Stock, with the number of shares of SpinCo Common Stock equal to the number of shares of SpinCo Common Stock distributable in respect of such RemainCo Common Stock in connection with the Distribution.  Each RemainCo PVRSU that does not vest in accordance with this paragraph shall be forfeited as of the Effective Time without payment of any consideration.

(e)                                  Equity and Incentive Plans.

(i)                                     Prior to the Effective Time, RemainCo shall amend the RemainCo Equity and Incentive Plan to provide that, effective as of the Effective Time, for purposes of the Post-Spin RemainCo Options and Post-Spin RemainCo SSARs (including in determining exercisability and the post-employment exercise period), a SpinCo Employee’s continued service with a member of the SpinCo Group shall be deemed continued service with a member of the RemainCo Group.  Prior to the Effective Time, RemainCo shall cause SpinCo to adopt the SpinCo Equity and Incentive Plan, effective as of the Effective Time, and shall approve, as the sole stockholder, the adoption of the SpinCo Equity and Incentive Plan.  The SpinCo Equity and Incentive Plan shall provide that, for purposes of the SpinCo Options and SpinCo SSARs (including in determining the exercisability and post-employment exercise period), a RemainCo Employee’s continued service with a member of the RemainCo Group shall be deemed service with a member of the SpinCo Group.  SpinCo shall grant each SpinCo Option, SpinCo RSU and SpinCo SSAR under the SpinCo Equity and Incentive Plan, which shall provide that, except as otherwise provided herein, the terms and conditions applicable to the SpinCo Options, SpinCo RSUs and SpinCo SSARs shall be on the same terms and conditions applicable to the corresponding RemainCo Options, RemainCo RSUs and RemainCo SSARs, including the terms and conditions relating to vesting and the post-termination exercise period (if applicable) (as set forth in the applicable plan, the award holder’s award agreement or the award holder’s then applicable employment agreement with the applicable member of the RemainCo Group or SpinCo Group, as applicable).

(ii)                                  Upon the exercise of a Post-Spin RemainCo Option or a Post-Spin RemainCo SSAR, regardless of the holder thereof, RemainCo shall be solely responsible for the issuance of RemainCo Common Stock, and for ensuring the withholding of all applicable Taxes on behalf of the employing entity of such holder and the remittance of such withholding Taxes to the employing entity of such holder.  In order to ensure the proper amount of all applicable Taxes is withheld with respect to Post-Spin RemainCo Options and Post-Spin RemainCo SSARs exercised by current or former SpinCo Employees, SpinCo shall have a reasonable opportunity to review and, if necessary, request that RemainCo adjust the proposed withholding amount, which request RemainCo shall honor absent manifest error on SpinCo’s part. Upon the exercise of a SpinCo Option or a SpinCo SSAR, regardless of the holder thereof, SpinCo shall be solely responsible for the issuance of SpinCo Common Stock, and for ensuring the withholding of all applicable Taxes on behalf of the employing entity of such holder and the remittance of such withholding Taxes to the employing entity of such holder.  In order to ensure the proper amount of all applicable Taxes is withheld with respect to SpinCo Options and SpinCo SSARs exercised by current or former RemainCo Employees, RemainCo shall have a reasonable opportunity to review and, if necessary, request that SpinCo adjust the proposed withholding amount, which request SpinCo shall honor absent manifest error on RemainCo’s part.

(iii)                               Notwithstanding anything to the contrary contained herein, the provisions of this Section 3.01(e) shall be applied in a manner consistent with Code Section 409A and shall be modified, without the requirement of any further action by SpinCo or RemainCo, to the extent necessary to comply with Code Section 409A.

Section 3.02                             Nonequity Incentive Compensation Arrangements.

(a)                                 Annual Bonus Plans.  Immediately prior to the Effective Time, SpinCo Employees shall cease participating in each RemainCo annual bonus plan or policy (collectively, the “RemainCo Bonus Plans”), and as of the Effective Time, SpinCo Employees who were eligible to participate in any RemainCo Bonus Plans thereafter shall be eligible to participate (to the extent they are not already participating therein) in any SpinCo annual bonus plans or policies established and adopted by SpinCo following the Effective Time (collectively, the “SpinCo Bonus Plans”).  All RemainCo Employees shall continue to participate in the RemainCo Bonus Plans in which they were entitled to participate prior to the Effective Time.

(b)                                 Allocation of Bonus Plan Liabilities.  Payment to SpinCo Employees with respect to participation in any RemainCo Bonus Plans shall be calculated based on relevant performance metrics of (i) RemainCo with respect to the period of time commencing on January

1, 2018 through the Distribution Date, and (ii) SpinCo with respect to the period of time commencing on the day immediately following the Distribution Date.  RemainCo or one or more other members of the RemainCo Group shall be responsible for funding, paying and discharging all Liabilities, solely with respect to RemainCo Employees, under the RemainCo Bonus Plans and any other nonequity incentive plans that may be in place in respect of the calendar year in which the Effective Time occurs (including sponsorship thereof).  SpinCo or one or more other members of the SpinCo Group shall be responsible for funding, paying and discharging all Liabilities, solely with respect to SpinCo Employees, under the RemainCo Bonus Plans, the SpinCo Bonus Plans and any other nonequity incentive plans that may be in place in respect of the calendar year in which the Effective Time occurs (including sponsorship thereof).

(c)                                  Other Incentive Plans.  For the entire calendar year in which the Effective Time occurs, both RemainCo Employees and SpinCo Employees shall continue to participate in the commission bonus and sales incentive plans established by RemainCo or any other member of the RemainCo Group and in effect as of the Effective Time.  RemainCo or one or more other members of the RemainCo Group shall be responsible for funding, paying and discharging all Liabilities, solely with respect to RemainCo Employees, under any commission bonus and sales incentive plans established by RemainCo or any other member of the RemainCo Group and in place in respect of the calendar year in which the Effective Time occurs.  SpinCo or one or more other members of the SpinCo Group shall be responsible for funding, paying and discharging all Liabilities, solely with respect to SpinCo Employees, under any commission bonus and sales incentive plans established by RemainCo or any other member of the RemainCo Group and in place in respect of the calendar year in which the Effective Time occurs.  Effective as of January 1st of the calendar year following the calendar year in which the Effective Time occurs, SpinCo Employees shall participate in commission bonus and sales incentive plans established by SpinCo or any other member of the SpinCo Group, and RemainCo Employees shall participate in commission bonus and sales incentive plans established by RemainCo or any other member of the RemainCo Group.

ARTICLE IV
LABOR AND EMPLOYMENT MATTERS

Section 4.01                             Payroll Reporting and Tax Withholding.

(a)                                 Form W-2 Reporting. To the extent an Employee’s employing entity changes as a result of the transactions contemplated by the Distribution Agreement, RemainCo and SpinCo shall use the “standard procedure” for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Revenue Procedure 2004-53, for the calendar year in which such change occurs. Under this procedure, each employing entity shall provide (subject to any applicable provisions of the Transition Services Agreement) all required Forms W-2 to report the wages paid and taxes withheld by it during the year in which the Effective Time occurs. With respect to RemainCo Employees and SpinCo Employees outside of the United States, the Parties shall cooperate in good faith to obtain the same or similar results, to the extent possible, under applicable tax laws.

(b)                                 Garnishments, Tax Levies, Child Support Orders, and Wage Assignments. With respect to any Employees with garnishments, tax levies, child support orders, or wage assignments in effect immediately prior to the Effective Time, a member of the SpinCo Group (with respect to SpinCo Employees) or a member of the RemainCo Group (with respect to RemainCo Employees) shall honor such payroll deduction authorizations and shall continue to make payroll deductions and payments to the authorized payee, as specified by the court or governmental order which was filed prior to the Effective Time.

(c)                                  Authorizations for Payroll Deductions. Unless otherwise prohibited by this Agreement, any other Ancillary Agreement, a Plan document, or applicable Law, with respect to Employees with authorizations for payroll deductions and direct deposits in effect immediately prior to the Effective Time, a member of the SpinCo Group (with respect to SpinCo Employees) or a member of the RemainCo Group (with respect to RemainCo Employees) shall honor such payroll deduction authorizations and shall not require that such Employee submit a new authorization to the extent that the type of deduction does not differ from that made prior to the Effective Time. Such deduction types include, without limitation, contributions to any Plan and direct deposit of payroll, union dues, employee relocation loans, and other types of authorized company receivables usually collectible through payroll deductions.

Section 4.02                             Employment Policies and Practices. Subject to the provisions of the Transition Services Agreement, ERISA and other applicable Law, and unless otherwise specified in this Agreement, each member of the SpinCo Group and the RemainCo Group may, after the Effective Time, adopt, continue, modify or terminate such employment policies, compensation practices, retirement plans, welfare benefit plans, and other employee benefit plans of any kind or description, as each may determine, in its sole discretion, are necessary and appropriate, with respect to SpinCo Employees and RemainCo Employees, respectively.

Section 4.03                             Leave of Absence Policies.  Following the Effective Time, the applicable members of the SpinCo Group shall continue to apply the leave policies applicable to inactive SpinCo Employees who are on an approved leave of absence as of the Effective Time in accordance with the terms of such policies applicable to the SpinCo Employees as of the Effective Time.  For purposes of such policies, leaves of absence taken by SpinCo Employees prior to the Effective Time shall be deemed to have been taken as employees of the SpinCo Group.

Section 4.04                             Employee Records.  The RemainCo Group shall provide to the SpinCo Group (a) any and all original employment records and information (including, but not limited to, any personnel files, Form I-9, Form W-2, Form 1099 or other IRS forms) with respect to the SpinCo Employees that are in the possession of any member of the RemainCo Group that are reasonably required by the SpinCo Group to enable the SpinCo Group to properly employ the SpinCo Employees and to carry out its obligations under this Agreement, applicable Law and any applicable Collective Bargaining Agreement (“Employee Record”); and (b) copies of any and all employment-related agreements, including, but not limited to, confidentiality agreements, restrictive covenants, arbitration agreements and employment-related acknowledgements to which any RemainCo Employee is a party and under which the SpinCo Group has any rights following the Effective Time.

Section 4.05                             Notice and Consultation Obligations; Collective Bargaining Agreements.  The RemainCo Group and SpinCo Group shall cooperate in good faith to (a) satisfy any notice, consultation or bargaining obligations owed to any Employees or Employee

Representatives under any applicative Law, Collective Bargaining Agreement or other contract; (b) ensure RemainCo or the applicable member of the RemainCo Group has retained each Collective Bargaining Agreement that is listed on Schedule 4.05(b) hereto (and any Liabilities arising out of or related thereto); and (c) ensure SpinCo or the applicable member of the SpinCo Group has retained or assumed each Collective Bargaining Agreement that is listed on Schedule 4.05(c) hereto (and any Liabilities arising out of or related thereto).

Section 4.06                             WARN Act. The Parties shall cooperate in good faith so that no terminations of employment in connection with the transactions contemplated or undertaken by this Agreement or the Distribution Agreement have triggered or shall trigger any rights or obligations under the federal Worker Adjustment and Retraining Notification Act, or any other federal, state, or local Law addressing employment separations (collectively, the “WARN Act”).

Section 4.07                             Access to Employee Records.  Following the Effective Time and to the extent permitted by applicable Law, SpinCo shall permit RemainCo access to Employee Records of SpinCo Employees, to the extent reasonably necessary for RemainCo’s legitimate business purposes or to comply with applicable Law, and RemainCo shall permit SpinCo access to Employee Records of RemainCo Employees, to the extent reasonably necessary for SpinCo’s legitimate business purposes or to comply with applicable Law.

Section 4.08                             Sharing of Personal Information. With respect to the exchange of information or data, the Parties shall comply with the Data Sharing Addendum attached hereto as Exhibit A (“Data Sharing Addendum”), the terms of which are hereby incorporated into this Agreement.  The Parties shall further comply with the Business Associate Agreements attached hereto as Exhibit B and Exhibit C (“Business Associate Agreements”), the terms of which are hereby incorporated into this Agreement, with respect to the exchange of Protected Health Information (as defined in the Business Associate Agreements).  For purposes of this Section 4.08, capitalized terms used but not defined herein shall have the meanings given to such terms in the Data Sharing Addendum.  For the purposes of the Data Sharing Addendum, the Parties acknowledge and agree that the details of the Processing of Personal Information pursuant to the performance of this Agreement (as required by Article 28(3) GDPR) shall be as follows:

(a)                                 Subject Matter and Duration of the Processing of Personal Information. The subject matter of the Processing of Personal Information is set out in this Agreement. Subject to sections 4.11 and 4.12 of the Data Sharing Addendum, each Data Recipient shall Process Personal Information for the duration of the period set forth in in accordance with RemainCo’s records management policy in effect as of the Effective Date, unless otherwise agreed between the Parties in writing to comply with applicable Law.

(b)                                 The Nature and Purpose of the Processing of Personal Information. The Data Recipient shall Process Personal Information as necessary to perform its obligations under this Agreement.

(c)                                  The Types of Personal Information to be Processed. The Personal Information to be Processed by the Data Recipient in performing its obligations under this Agreement may include, but is not limited to, the following categories of Personal Information: full name; previous names; title; position; employer; tax residence; nationality; contact information

(e.g., company, email, phone, home address, business address); ID data; professional life data; personal life data (including gender, ethnic group identification (for United States government reporting only), health plan data inclusive of health plan elections, marital status, date of birth, and dependants); payroll data (including bank account data, social security number/tax ID number, payroll deductions, and compensation details); and candidate data.

(d)                                 The Categories of Data Subjects to whom the Personal Information Relates. The Personal Information to be Processed by the Data Recipient in relation to this Agreement may include, but is not limited to, Personal Information relating to the following categories of Data Subjects: employees, directors, freelancers and contractors of Data Provider; agents of Data Provider; advisors of Data Provider; and candidates.

ARTICLE V
MISCELLANEOUS

Section 5.01                             Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

Section 5.02                             Access to Information; Cooperation. The RemainCo Group, the SpinCo Group, and their authorized agents shall be given reasonable and timely access to and may take copies of all information relating to the subjects of this Agreement (to the extent not prohibited by applicable Law) in the custody of the other Party, including any agent, contractor, subcontractor, or any other person or entity under the contract of such Party. The Parties shall provide one another with such information within the scope of this Agreement as is reasonably necessary to administer each Party’s Plans or take the actions required of such Party under this Agreement. The Parties shall cooperate with each other to minimize the disruption caused by any such access and providing of information.

Section 5.03                             Complete Agreement. This Agreement and any related provisions of the Transition Services Agreement and the Distribution Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 5.04                             Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

Section 5.05                             Survival.  Except as otherwise contemplated by this Agreement or any Ancillary Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with its applicable terms.

Section 5.06                             Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.06):

To RemainCo:

Wyndham Destinations, Inc.

6277 Sea Harbor Drive

Orlando, FL 32821

Attn: Office of the General Counsel

Facsimile: [•]

To SpinCo:

Wyndham Hotels & Resorts, Inc.
22 Sylvan Way

Parsippany, NJ 07054

Attn: Office of the General Counsel

Facsimile: [•]

Section 5.07                             Waivers. The failure of any Party to require strict performance by the other Party of any provision in this Agreement shall not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 5.08                             Amendment. This Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 5.09                             Assignment. Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, that a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets; provided, further, that the surviving entity of such merger or the transferee of such Assets shall agree in writing, reasonably satisfactory to the other Party, to be bound by the terms of this Agreement as if named as a Party hereto.

Section 5.10                             Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 5.11                             No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement.

Section 5.12                             Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties (including current or former employees of the Parties) any remedy, claim, liability, reimbursement, right of action or other right in excess of those existing without reference to this Agreement.  Without limiting the generality of the foregoing, nothing contained in this Agreement (i) shall be construed to establish, amend, or modify any Plan or other benefit or compensation plan, program, agreement or arrangement, or (ii) create any rights or obligations in any Person not Party to this Agreement (including any RemainCo Employee or SpinCo Employee), including with respect to (x) any right to employment or continued employment or to a particular term or condition of employment and (y) the ability of the RemainCo Group and the SpinCo Group to amend, modify, or terminate any Plan or other benefit or compensation plan, program, agreement or arrangement at any time established, sponsored or maintained by any of them.

Section 5.13                             Title and Headings.  Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 5.14                             Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, statute or otherwise, shall be governed by the laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction.

Section 5.15                             Dispute Resolution; Consent to Jurisdiction; Specific Performance; Waiver of Jury Trial; Force Majeure. The provisions of Article IX (Dispute Resolution) and Sections 12.19 (Consent to Jurisdiction), 12.20 (Specific Performance), 12.21 (Waiver of Jury Trial), and 12.23 (Force Majeure) of the Distribution Agreement are incorporated herein by reference, mutatis mutandis.

Section 5.16                             Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.17                             Interpretation.  The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 5.18                             No Duplication; No Double Recovery.  Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

WYNDHAM HOTELS & RESORTS, INC.

By

Name:

Title:

WYNDHAM DESTINATIONS, INC.

By

Name:

Title: